UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

XM Satellite Radio Holdings Inc.’s website regarding its merger with Sirius Satellite Radio Inc., which is available at www.XMmerger.com and has information about the proposed merger, has been updated. The updates include the information being filed herewith.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of XM and SIRIUS. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

In addition, the “Home” page of the updated internet website also contains a link to the following third-party press release:

Press Release

FOR IMMEDIATE RELEASE

July 30, 2007

PTC Lauds XM/Sirius for Promising Real Choices for Families

LOS ANGELES (July 30, 2007) – The Parents Television Council™ praised XM and Sirius satellite radio for announcing their commitment to provide consumers and families the ability to choose their programming on an a la carte basis, pending approval and completion of their proposed merger. In addition to offering their traditional bundles of programming, XM and Sirius will offer more affordable a la carte packages, including an option for families to block adult-themed channels and receive a price credit for the unwanted programming.

“This announcement by XM and Sirius constitutes the best set of parental controls we’ve ever seen to not only prevent children’s access to adult-themed programming, but to enable the marketplace to decide what it wishes to purchase and pay for,” said PTC™ President Tim Winter.

“If the merger is approved and satellite radio gives its customers real choice in programming, it will be a groundbreaking moment for the future of subscription-based entertainment,” Mr. Winter continued. “There is no question that greater control of graphic content, combined with giving consumers the ability to have some control over packages and pricing is in the public interest and certainly in the interest of parents and families.”

“We call upon the cable and satellite television industries to follow the lead of XM and Sirius and give real choices to their own customers who are deeply offended by many of the channels families are forced to buy just to get access to the quality family programming available on cable. Only a meaningful solution like this one will allow the marketplace to decide for itself what it wants and what it is willing to pay for,” said Mr. Winter.

To schedule an interview with a PTC representative, please contact Kelly Oliver (ext. 140) or Megan Franko (ext. 148) at (703) 683-5004.

The Parents Television Council was founded in 1995 to ensure that children are not constantly assaulted by sex, violence and profanity on television and in other media. This national grassroots organization has over one million members across the United States, and works with television producers, broadcasters, networks and sponsors in an effort to stem the flow of harmful and negative messages targeted to children. The PTC also works with elected and appointed government officials to enforce broadcast decency standards. Most importantly, the PTC produces critical research and publications documenting the dramatic increase in sex, violence and profanity in entertainment. This information is provided free of charge so parents can make informed viewing choices for their own families.

In addition, the “In The News” page of the updated internet website also contains links to the following third-party news articles, editorals, op-eds and blog entries:

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'A la carte' looks choice to them

Saturday, August 4th 2007, 4:00 AM

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The promise by the XM and Sirius satellite-radio companies to offer "a la carte" programming if they are allowed to merge has drawn a round of applause from the Parents Television Council.

Specifically, the council hopes this will pressure cable television to offer the same thing.

"We call upon the cable and satellite television industries to follows the lead of XM and Sirius and give real choices to customers who are deeply offended by many of the channels families are forced to buy just to get access to the quality family programming available on cable," said the president of the parents' group, **Tim Winter**.

Cable and satellite TV have long warned that offering "a la carte" options would raise prices and could put many channels out of business. Cable and satellite costs are kept down, they say, by bundling channels into packages.

Winter said an "a la carte" system would not only be "the best set of parental controls," but would "enable the marketplace to decide what it wishes to purchase."

The Sirius/XM plan would let subscribers pick 50 or 100 of their favorite channels for a set monthly rate.

AROUND THE DIAL: WKCR (89.9 FM) does 24 hours on Louis Armstrong today to mark the 106th anniversary of his birth. ... "American Roots" tomorrow, 6-8 p.m. on WFUV (90.7 FM), focuses on Sam Cooke. ... Country singer **Hank Thompson** talks with **Michael Shelley**today, 10 a.m.-1 p.m., on WFMU (91.1 FM).

David Hinckley

Further, Faster, Now! Earn your graduate degree without putting your life on hold! METROPOLITAN COLLEGE OF NEW YORK MCNY FOUNDED 1964

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Parents Television Council praises Sirius-XM

Orbitcast

Monday, July 30, 2007 at 4:19 PM

The Parents Television Council (PTC) has once again publicly praised XM and Sirius satellite radio for the proposed A La Carte pricing as well as their “family-friendly” packages offered as a benefit of the two companies merging.

“This announcement by XM and Sirius constitutes the best set of parental controls we’ve ever seen to not only prevent children’s access to adult-themed programming, but to enable the marketplace to decide what it wishes to purchase and pay for,” said PTC President Tim Winter.

“If the merger is approved and satellite radio gives its customers real choice in programming, it will be a groundbreaking moment for the future of subscription-based entertainment,” Mr. Winter continued. “There is no question that greater control of graphic content, combined with giving consumers the ability to have some control over packages and pricing is in the public interest and certainly in the interest of parents and families.”

These are some hefty words, considering that the PTC is arguably the single biggest influence on indecency regulation in America. The PTC regularly launches massive campaigns to file complaints with the FCC over content they deem to be ‘indecent’ broadcasts.

“We call upon the cable and satellite television industries to follow the lead of XM and Sirius and give real choices to their own customers who are deeply offended by many of the channels families are forced to buy just to get access to the quality family programming available on cable,” said Mr. Winter.

This isn’t the first time the PTC has come out in favor of the merger thanks to the “block and rebate” programs. But the repeated strong show of support must have some weight with regulators. I’m not sure which group is more annoying to the folks over at the FCC: the NAB or the PTC?

From a personal standpoint, and as a parent myself, the best ‘regulation’ can also be called ‘parenting.’ (Crazy thought right?) But regardless, I really do agree with this final statement by Mr. Winter.

“Only a meaningful solution like this one will allow the marketplace to decide for itself what it wants and what it is willing to pay for.”

And that’s the truth.